UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 28, 2008

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal of President and Chief Executive Officer and Election of President, Chief Executive Officer and Director.

On January 28, 2008, the Board of Directors (the "Board") of Legg Mason, Inc. (the "Company") elected Mark R. Fetting to serve as President, Chief Executive Officer and a member of the Board. Mr. Fetting replaces Raymond A. Mason, the Company's long-time Chairman, President and Chief Executive Officer. Mr. Mason will serve as the Company's non-executive Chairman of the Board. A copy of the related press release is attached hereto, and incorporated herein by reference, as Exhibit 99.

In connection with Mr. Fetting's election as the Company's President and Chief Executive Officer, the Compensation Committee of the Board (the "Committee") and the Company's independent directors approved an increase in Mr. Fetting's annual base salary to $500,000, effective January 28, 2008. The Committee also established, and the Company's independent directors approved, Mr. Fetting's target incentive compensation for the fiscal year ending March 31, 2009 at an amount no less than $7.5 million, subject to amounts available under the bonus pool for that fiscal year pursuant to the Company's Executive Incentive Compensation Plan. A portion of Mr. Fetting's incentive compensation will be paid in shares of restricted stock of the Company or another equity award. Mr. Fetting's compensation arrangements discussed herein are set forth in a Letter Agreement (the "Letter Agreement") dated February 1, 2008 between the Company and Mr. Fetting, attached hereto, and incorporated herein by reference, as Exhibit 10.1.

Approval of Performance Shares Grant Agreement and Awards of Performance Shares.

On January 28, 2008, the Committee approved a form of Performance Shares Grant Agreement under the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended (the "Plan"), attached hereto, and incorporated herein by reference, as Exhibit 10.2 (the "Agreement"). The Agreement was used in connection with the Committee's January 28, 2008 award of 100,000 performance shares to Mark R. Fetting, the Company's President and Chief Executive Officer and its award of 20,000 performance shares to Peter L. Bain, the Company's Senior Executive Vice President. Pursuant to the Agreement, each performance share represents the right to receive one unrestricted share of the Company's Common Stock ("Common Stock") under the Plan, with dividend rights subject to vesting. Each participant under the Agreement has no other rights of a stockholder until the performance shares have been distributed pursuant to the Plan. The performance

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shares vest annually in 20% increments commencing on January 28, 2009 if the participant remains continually employed by the Company on each anniversary of the grant date and upon the Common Stock achieving certain target market prices ranging from $77.97 to $114.15 (the "Performance Thresholds"). If the Company terminates a participant's employment without cause or the participant resigns for good reason, the participant will be entitled to receive, including amounts previously received, 80% of the total performance shares in his or her award if the Common Stock has met the Performance Thresholds within three years of the participant's termination date. The performance shares immediately vest upon the participant's death, permanent disability or a change in control of the Company. The performance shares expire January 28, 2016.

The foregoing descriptions of the Letter Agreement and the Agreement do not purport to be complete and are qualified in their entirety by reference to the Letter Agreement and the Agreement, which are filed as exhibits hereto and incorporated herein by reference.

Election of a Director.

On January 28, 2008, the Board elected Scott C. Nuttall to serve as a non-employee director of the Company. Mr. Nuttall has been a member of Kohlberg Kravis Roberts & Co. L.P. ("KKR") since 1996. He is currently a member of the board of directors of First Data Corporation, Capmark Financial Group, KKR Financial Corporation and Masonite International Corporation. The Board intends to appoint Mr. Nuttall to the Committee later this year. The information required by Item 5.02(d)(4) of Form 8-K (requiring disclosure of certain related party transactions) has not been determined at this time. Mr. Nuttall was nominated to the Board by KKR pursuant to the Note Purchase Agreement (the "Purchase Agreement"), dated January 14, 2008, by and among the Company, the purchasers named therein, and, for certain limited purposes, KKR. Under the Agreement, KKR has the right to nominate one individual to the Board and the Committee for as long as KKR and its affiliates, and providers of financing to its affiliates, own at least 50% of the outstanding notes issued pursuant to the Purchase Agreement and at least $625 million in aggregate principal amount of notes remains outstanding.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Subject Matter
	10.1	Letter Agreement dated February 1, 2008 between Legg Mason, Inc. and Mark R. Fetting, President and Chief Executive Officer of the Company
	10.2	Form of Performance Shares Grant Agreement under the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended
	99	Press Release of Legg Mason, Inc. dated January 28, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: February 1, 2008	By:	/s/ Thomas P. Lemke

Thomas P. Lemke
Senior Vice President and General
Counsel

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LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

10.1	Letter Agreement dated February 1, 2008 between Legg Mason, Inc. and Mark R. Fetting, President and Chief Executive Officer of the Company
10.2	Form of Performance Shares Grant Agreement under the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended
99	Press Release of Legg Mason, Inc. dated January 28, 2008

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